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                                                                     EXHIBIT 4.8


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE WHICH OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                              AVIATION GROUP, INC.
                              10% Promissory Note

$_____                                                               _____, 1997



         AVIATION GROUP, INC., a Texas corporation (the "Company"), for value received, hereby promises to pay to _____________________ residing at ________________ or registered assigns (the "Payee" or "Holder") upon due presentation and surrender of this Note on the Repayment Date (as hereinafter
defined) the principal amount of _________________ Dollars  ($    ) and accrued
interest thereon as hereinafter provided. ---- This Note is issued by the Company pursuant to a certain Confidential Private Offering Memorandum dated January 24, 1997. The promissory notes issued in connection with the private placement described in the January 24, 1997 memorandum are referred to hereafter as the "Notes."


1.       PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

         1.1 Payment. Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of ten percent (10%) per annum (the "Stated Interest Rate"), said interest payable to the Payee on fifteenth day following the end of each calendar quarter. The principal shall be due and payable on the Repayment Date. The Company

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will pay or cause to be paid all sums becoming due hereon for principal and interest by check sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, which payment shall be made only upon presentation and surrender of this Note to the Company at its address set forth herein.

         1.2 Repayment Date. For purposes hereof, unless sooner repaid by the Company, the "Repayment Date" shall mean the earliest of the following dates: (i) the date five (5) days after the successful completion and funding of the Company's initial public offering (the "Offering"), if any; or (ii) if an initial public offering of the Company's Common Stock has not been successfully completed by September 30, 1997, the principal will be repaid in four equal quarterly installments, commencing December 31, 1997.

         1.3 Issuance of Common Stock. In addition to the interest payable pursuant to Section 1.1 above, subject to and upon the successful completion and funding of the Offering, the Company agrees to issue to the Holder as additional compensation the number of shares of the Company's $0.01 par value common stock ("Common Stock") that equals one-half of the original principal amount of this Note divided by the public offering price per share of Common Stock in the Offering. The Company will use reasonable good faith efforts to cause the registration with the Securities and Exchange Commission of such shares of Common Stock for the purpose of the offer and sale by the Holder thereof, provided however, by accepting this Note, Holder acknowledges and understands that such shares will not be included in the underwritten distribution of the Company's shares of Common Stock in the Offering and may not be sold or transferred by Holder for a period of one-year following the closing of the Offering, unless the prior written consent of the managing underwriter of the Offering is obtained.
The Company will be obligated to maintain the effectiveness of such registration with the SEC for a period ending the earlier of the Second anniversary of the closing of the Offering or the sale or transfer of all of the shares of Common Stock issued to the Holder under this Section 1.3. The Company will pay the expenses of such registration, except for the expenses of Holder's counsel and any selling or underwriting discounts or commissions. If the Offering is not successfully completed and funded by September 30, 1997, the Company will have no obligation to issue the shares of Common Stock as additional compensation to the Holder. The Company agrees to use reasonable efforts to complete the Offering by that date.

         1.4 Prepayment. The Notes may be prepaid in full or in part by the Company at any time prior to the Repayment Date upon thirty (30) days prior written notice to Holder. In the event that the Company prepays the Notes less than in full, this Note shall be prepaid on a pro rata basis with all other Notes. Any prepayment of this Note shall be applied first to any accrued but unpaid interest, then to the principal amount of the Note.

         1.5 Unconditional Obligation; Waivers. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be


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         owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

2.       RANKING OF NOTE.

         2.1 Junior to Existing Debt. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Note, likewise covenants and agrees that the payment of the principal of and interest on this Note ranks junior and is subordinate to all existing indebtedness, including trade debt.

         In addition, the Company shall be entitled to grant a security interest in its accounts receivable to a banking institution for the sole purpose of collateralizing a revolving line of credit up to $500,000.00, which is to be used for working capital.

         2.2 Indebtedness. "Indebtedness" means (a) any liability of the Company (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, (iii) for the payment of rent or other amounts relating to capitalized lease obligations, or (iv) trade accounts payable and trade credit; (b) any liability of others described in the preceding clause
(a) which the Company has guaranteed or which is otherwise its legal liability; and (c) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (a) and (b) except that Indebtedness.

         2.3 Further Actions. Each Holder agrees to execute such subordination agreements, instruments or waivers as may be reasonably necessary to reflect the subordination of this Note to the Indebtedness.

         2.4 Default. Upon any default of the Company in the payment of any Indebtedness when due, whether at maturity or otherwise, no payment may be made with respect to the principal of or interest on this Note or in respect of any redemption, retirement, purchase or other acquisition thereof, unless and until such default has been cured or waived or has ceased. Upon any other default with respect to any Indebtedness permitting the holders thereof to accelerate the maturity thereof and upon written notice of the Indebtedness given to the Company, no payment may be made with respect to the principal of or interest on this Note or in respect of any redemption, retirement, purchase or other acquisition thereof unless and until such default has been cured, waived or has ceased.

        2.5 Liquidation; Dissolution, Etc. Upon any payment or distribution of the assets of the Company to creditors upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to the Company, the holders of the Indebtedness will be entitled to receive payment in full before any Holder is entitled to receive any payment on this Note.





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3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Holder that the Company:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

                 (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, the failure of which would not have a material adverse effect on the business, operations, properties, liabilities or condition (financial or otherwise) of the Company; and

                 (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, the failure of which would not have a material adverse effect on the business, operations, properties, liabilities or condition (financial or otherwise) of the Company.


4.       EVENTS OF DEFAULT.

         It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:

         4.1     Default in Payment, Etc.

                 (a) A default in the payment of any interest or principal payments on this Note, and such default shall continue uncured for fifteen
(15) days after due date and notice is received from Holder of such default for the making of such interest or principal payment; or

                 (b) default in the performance, or breach, of any other covenant of the Company in this Note and continuance of such default or breach uncured for a period of thirty (30) days after receipt of notice as to such breach or after the Company knew or should have known of such breach.


         4.2 Bankruptcy. The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or


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insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


5.       REMEDIES UPON DEFAULT.

         5.1 Acceleration. Upon an Event of Default and at any time during the continuation thereof, the Holder, by notice in writing given to the Company, may declare the entire principal of this Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

         5.2 Proceedings and Actions. During the continuation of any Event of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection including, without limitation, attorney's fees and expenses.




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6.      RESTRICTIONS ON TRANSFER.

        6.1 The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Act, that the Note is being issued on the basis of the statutory exemption provided by section 4(2) of the Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the Holder in the Holder's Subscription Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Note is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) the Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Note and that there can be no assurance that Rule 144 sales will be available at any time in the future, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder of this Note and each transferee hereof further agrees that if any distribution of this Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Note that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Note.

7.       MISCELLANEOUS.

         7.1 No Recourse. No recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the principal of or interest on this Note or for any claim based thereon or otherwise in respect this Note, this Note being a corporate obligation only.

         7.2 Notices. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to Aviation Group, Inc., 700 North Pearl Street, Suite 2170, Dallas, Texas 75201 or, if to the Holder, at the address shown for the Holder in the registration books maintained by the Company.

         7.3 Lost, Stolen or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only


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upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

         7.4 Course of Dealing. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

         7.5 Amendments. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future holders shall be bound thereby.

         7.6 Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to conflict of laws principles.


         DATED the date first written above.


                                                AVIATION GROUP, INC.



                                                By:
                                                   -----------------------------
                                                                     ,President






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